EXECUTION VERSION

                                     WARRANT

NEITHER THIS WARRANT NOR ANY SECURITY INTO WHICH IT IS CONVERTIBLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS WARRANT NOR ANY SECURITY INTO WHICH IT IS CONVERTIBLE MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT. NEITHER THIS WARRANT NOR ANY SECURITY INTO WHICH IT IS CONVERTIBLE MAY BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT AND THE SECURITIES PURCHASE AGREEMENT, DATED AS OF EVEN DATE HEREWITH, AND NO TRANSFER OF THIS WARRANT OR ANY SECURITY INTO WHICH IT IS CONVERTIBLE SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH. THE TRANSFERABILITY OF THIS WARRANT AND ANY SECURITY INTO WHICH IT IS CONVERTIBLE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE PURCHASE AGREEMENT.

                                     WARRANT
                           TO PURCHASE COMMON STOCK OF
                           IT & E INTERNATIONAL GROUP

THIS WARRANT IS MADE AND DELIVERED PURSUANT TO A CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF EVEN DATE HEREWITH, AND SUBJECT TO THE TERMS AND CONDITIONS THEREOF.


Certificate No. ____                       Date of Issuance:  November __, 2005
                                             Expiration Date:  November __, 2009

         This Warrant is issued to COMVEST INVESTMENT PARTNERS II LLC (the "Holder") by IT & E INTERNATIONAL GROUP, a Nevada corporation (the "Company") , pursuant to the terms of that certain Securities Purchase Agreement (the "Purchase Agreement") of even date herewith, in connection with the Company's issuance to the Holder of this Warrant, a Senior Secured Note or the Preferred Shares, as the case may be, for an aggregate purchase price of Seven Million Dollars ($7,000,000), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act;

         THIS CERTIFIES THAT, for value received, the receipt and sufficiency of which is hereby acknowledged:

         Subject to the conditions set forth herein and in the Purchase Agreement, the Holder, with an address at One North Clematis Street, Suite 300, West Palm Beach, Florida 33324, is entitled, upon surrender of this Warrant at the principal office of the Company, to subscribe for and


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purchase from the Company, for a period of four (4) years after the date hereof and ending at 5:00 p.m. Eastern Standard Time on November __, 2009 (the "Exercise Period"), up to 49,999,958 shares of Common Stock at the Per Share Exercise Price (the "Warrant Shares"). All capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

         This Warrant is subject to the following provisions, terms and conditions:

     1.  Definitions.

         1.1 "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

         1.2 "Common Stock" shall mean the shares of common stock, par value $0.001, of the Company.

         1.3 "Commission" shall mean the U.S. Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act.

         1.4 "Company" shall have the meaning specified in the introduction to this Warrant, and shall include any corporation or business entity resulting from the merger, consolidation or conversion of the Company.

         1.5 "Current Price per Share" shall mean the average of the closing sales prices, if available, or the average of the bid and asked prices for the Warrant Shares, Common Stock or Marketable Securities, as the case may be (or their successors) on the principal market therefor for the five (5) full Trading Days preceding the day which is two (2) Business Days prior to the day of exercise, or if no such price is available, then a price that is mutually agreed upon by the Holder and the Company. If the Holder and the Company cannot agree upon a mutually acceptable price, then such price shall be determined by a written appraisal of a recognized firm of investment bankers who shall be selected by the Company and shall be reasonably acceptable to the holders of a majority of the Warrants. The determination of such independent appraiser shall be conclusive and binding on the Holder and the Company.

         1.6 "Exempt Issuance" means the issuance of (a) shares of Common Stock options or shares of Common Stock issued upon the exercise of any such options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding as of the date hereof, provided that such securities have not been amended since the date hereof, (c) the securities issued or issuable hereunder, or pursuant to the Securities Purchase Agreement between the Company and the Holder, dated as of the date hereof, (d) issuances in connection with mergers, acquisitions, joint ventures or other transactions with an unrelated third party in a bona fide transaction the purpose of which is not fundraising, or (e) issuances at fair market value to the Company's suppliers, consultants and other providers of services and goods not to exceed $100,000 to any one Person, and not to


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exceed an aggregate of $250,000 in any fiscal year without the prior written consent of the Holder.

         1.7 "Fair Market Price per Share" shall mean the fair value, as determined by a majority of the full Board of Directors of the Company in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, of any potential dilutive issuance described in Section 5(c).

         1.8 "Marketable Securities" shall mean securities of a corporation subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, that are listed and actively traded on a nationally-recognized stock exchange or inter-dealer quotation system in the United States.

         1.9 "Per Share Exercise Price" shall be $0.10, as may be adjusted in accordance with Section 5 hereof.

         1.10 "Registration Statement" shall be (i) any registration statement that the Company shall file with the Commission in accordance with Section 2(a) of the Registration Rights Agreement, covering all or part of the Shares and Warrant Shares, or (ii) the registration statement that the Company may file (or has filed) with the Commission in accordance with Section 2(b) of the Registration Rights Agreement, covering all or a part of the Shares and the Warrant Shares so long as such registration statement is declared effective prior to the time the registration statement contemplated by Section 2(a) of the Registration Rights Agreement is declared effective; provided, however, that if any registration statement filed under Section 2(b) of the Registration Rights Agreement covers only a portion of the Shares and the Warrant Shares, then "Registration Statement" shall mean both registration statements described in subparagraphs (i) and (ii) above.

         1.11 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

         1.12 "Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

         1.13 "Trading Days" shall mean any days during the course of which the Company's Common Stock is listed and traded with the OTC Electronic Bulletin Board or such similar organization if the OTC Electronic Bulletin Board is no longer reporting such information.

     2.  Payment upon Exercise;  Issuance of  Certificates;  No Fractional
Shares.

               (a) This Warrant may be exercised during the Exercise Period, in whole or in part, by the surrender of this Warrant with the election at the end hereof (the "Election") duly executed to the Company, during normal business hours on any Business Day, at the address and


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in the manner set forth in Section 11 hereof, or at such other place as is designated in writing by the Company. Such executed Election must be accompanied by payment in an amount equal to the applicable Per Share Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Such payment may be made by check payable to the order of the Company. The Company agrees that the Warrant Shares so purchased shall be and are deemed to be issued to the Holder or its designee (subject to the transfer restrictions applicable to this Warrant) as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment shall have been made as aforesaid.

               (b) Certificates for the Warrant Shares so purchased, representing the aggregate number of securities specified in the Election, shall be delivered to the Holder or its designee within a reasonable time, not exceeding ten (10) Business Days after this Warrant shall have been duly exercised. The stock certificate or certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder (subject to the transfer restrictions applicable to this Warrant). The Company shall pay all expenses and charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 2, except that, in case such stock certificates shall be registered in a name or names other than the Holder or the Holder's designee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the Holder to the Company at the time of delivery of such stock certificates by the Company.

               (c) This Warrant shall be exercisable only for a whole number of Warrant Shares. No fractions of such securities, or scrip for any such fraction of securities, shall be issued upon the exercise of this Warrant. The Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Current Price per Share of one share of Warrant Shares at the time of such exercise multiplied by such fraction computed to the nearest whole cent.

     3. Cashless Exercise. At any time during the Exercise Period, the Company agrees that:

               (a) The Holder may exercise this Warrant by surrendering it to the Company and receiving, in exchange therefor, the number of shares of Common Stock then purchasable upon exercise of that portion of the Warrant to be exercised less the number of shares of Common Stock equal to the quotient of the aggregate Per Share Exercise Price of all such shares underlying that portion of the Warrant to be exercised divided by the Current Price per Share.

               (b)    Concurrent with the occurrence of any event described in
Section 5(a) for cash, the Holder may exercise this Warrant by surrendering it to the Company in exchange for the amount of cash per share the Holder would be entitled to receive after the happening of such event if this Warrant had been exercised immediately prior to the close of business on such record date or effective date, as applicable, less the applicable Per Share Exercise Price.

               (c)    Concurrent with the occurrence of any event described in
Section 5(a) for Marketable Securities, the Holder may exercise this Warrant by surrendering it to the Company


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in exchange for the applicable amount of such Marketable Securities the Holder would be entitled to receive after the happening of such event if this Warrant had been exercised immediately prior to the close of business on such record date or effective date, as applicable, less the number of such Marketable Securities equal to the quotient of the aggregate Per Share Exercise Price of all shares underlying this Warrant divided by the Current Price per Share of such Marketable Securities.

         4.    Redemption

               (a) The Company shall have the right, upon the affirmative vote of a majority of the independent non-employee members of the Board of Directors, as "independent" is defined in Rule 10A-3 of the Exchange Act of 1934, approving the Warrant Redemption subject to the prior satisfaction of the conditions precedent set forth in Section (b), upon delivery of written notice to the Holder or its assigns ("Redemption Notice"), to redeem any then unexercised portion, in whole or in part, of this Warrant (a "Warrant Redemption). The Warrant Redemption may be exercised by the Company by delivering the payment of the Warrant Redemption Price (as defined below) for the number of Warrant Shares issuable upon exercise of the Warrant being redeemed to the Holder of its assigns at the address of the Holder or its assigns provided to the Company, together with the Redemption Form attached hereto, duly completed and signed. The Warrant Shares issuable upon exercise of the Warrant being redeemed under this Section (a) shall be and are deemed to be redeemed by the Company as of the close of business on the latest date on which the Redemption Form is delivered to the Holder or its assigns (which must be at least five business days after the Redemption Notice is given) and payment made therefor. Upon receipt of the payment and the duly completed and signed Redemption Form, the holder shall deliver this Warrant to the Company within three business days thereafter for cancellation of that number of Warrants being redeemed. The Warrant Redemption Price shall mean $.001 per Warrant Share issuable upon exercise of the Warrant being redeemed.

               (b) The Company's right to redeem this Warrant as described above is subject to the satisfaction of the following conditions:

               (i)    The closing price of the Common Stock is at least
$0.30 for twenty (20) consecutive trading days immediately preceding the date on which the Redemption Notice is delivered to the Holder or its assigns.

               (ii) The Company has achieved pre-tax income per share of Common Stock (calculated on a fully-diluted basis after giving effect to the issuance of the Common Stock underlying the Series D Preferred Stock and using the Treasury Method for options and warrants) of at least $.015 per share for the prior trailing four quarters (excluding any non-recurring extraordinary expenses).

               (iii) The number of Warrants that may be called by the Company during any thirty (30) day period shall not be exercisable for a number of shares of Common Stock that exceeds the average weekly trading volume during the prior four (4) weeks.

         5. Adjustment Provisions. The Per Share Exercise Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to this Warrant shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

               (a) Reclassification. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Warrant shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to, or
(ii) immediately after, such reclassification or other change at the sole election of the Holder.

               (b) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Company in shares of Common Stock, the Per Share Exercise Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

               (c) Anti-Dilution Provisions. The Per Share Exercise Price shall be subject to adjustment from time to time as provided in this Section 5. In the event that any adjustment of the Per Share Exercise Price as required herein results in a fraction of a cent, such Per Share Exercise Price shall be rounded up or down to the nearest cent.

                      (i) Adjustment of the Per Share Exercise Price. If and whenever the Company issues or sells, or in accordance with Section 5(c) hereof is deemed to have issued or sold, any shares of Common Stock for an effective consideration per share of less than the then Per Share Exercise Price or for no consideration (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance"), then, the Per Share Exercise Price shall be reduced to equal such Base Share Price. Such adjustment shall be made whenever shares of Common Stock or an instrument convertible into Common Stock ("Common Stock Equivalents") are issued.

                      (ii) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 5(c) hereof, the following will be applicable:

                            (A) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or (such warrants, rights and options to purchase Common Stock or Common Stock Equivalents are hereinafter referred to as "Options") and the effective price per share for which Common Stock is issuable upon the exercise of such Options is less than the Per Share Exercise Price ("Below Base Price Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price

          Options (assuming full exercise, conversion or exchange of Common Stock Equivalents, if applicable) will, as of the date of the issuance or grant of such Below Base Price Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Common Stock Equivalents, if applicable) will be deemed to have been received by the Company. For purposes of the preceding sentence, the "effective price per share for which Common Stock is issuable upon the exercise of such Below Base Price Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Base Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Base Price Options, plus, in the case of Common Stock Equivalents issuable upon the exercise of such Below Base Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Common Stock Equivalents first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full conversion of Common Stock Equivalents, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Base Price Options or upon the exercise, conversion or exchange of Common Stock Equivalents issuable upon exercise of such Below Base Price Options.

                            (B) Issuance of Common Stock Equivalents. If the Company in any manner issues or sells any Common Stock Equivalents, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Exercise Price, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents will, as of the date of the issuance of such Common Stock Equivalents, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Common Stock Equivalents, if applicable) will be deemed to have been received by the Company. For the purposes of the preceding sentence, the "effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the

          Company upon the exercise, conversion or exchange thereof at the time such Common Stock Equivalents first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Common Stock Equivalents.

                            (C) If, at any time after any adjustment of the Exercise Price shall have been made pursuant to Section 5(c)(ii)(A) or 5(c)(ii)(B) as the result of any issuance of warrants, rights or convertible securities, and either (1) such warrants or rights, or the rights of conversion or exchange in such other convertible securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other convertible securities, as the case may be, shall not have been exercised, or (2) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or such other convertible securities, shall be increased or decreased by virtue of provisions therein contained, then such previous adjustments shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other convertible securities on the then outstanding Warrants, but not on any then outstanding Warrant Shares, on the basis of (x) treating the number of additional shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and (y) treating any such warrants or rights or any such other convertible securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other convertible securities.

                            (D) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options;
          (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Common Stock Equivalents; or (iii) the rate at which any Common Stock Equivalents are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the

          Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Common Stock Equivalents still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                            (E) Calculation of Consideration Received. If any Common Stock, Options or Common Stock Equivalents are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Common Stock Equivalents are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value (closing bid price, if traded on any market) thereof as of the date of receipt. In case any Common Stock, Options or Common Stock Equivalents are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Common Stock Equivalents, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

                      (iii) Exceptions to Adjustment of Exercise Price. Notwithstanding the foregoing, no adjustment will be made under this Section 5 in respect of an Exempt Issuance.

               (d) Written Notice. The Company shall give written notice to the Holder within ten (10) days following the consummation of any transaction within the scope of this Section 5 and provide in such written notice a brief description of the terms and conditions of such transaction.

               (e) Minimal Adjustments. No adjustment in a Per Share Exercise Price need be made if such adjustment would result in a change in such Per Share Exercise Price of less than one cent ($0.01). Any adjustment of less than one cent ($0.01) which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of one cent ($0.01) or more in a Per Share Exercise Price.

     6. Issue Tax. The issuance of certificates for the Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder .

     7.  Transferability and Assignment. Except as set forth in this
Section 6 hereof and subject to compliance with applicable federal and state securities laws, and to the extent applicable, the parties may not assign their rights and obligations under this Warrant except in accordance with Section 5.8 of the Purchase Agreement. In the event the Holder proposes to effect an assignment, the Holder must present this Warrant to the Company for transfer, accompanied by a duly completed and executed Form of Assignment (as provided at the end hereof), the transferee must agree to be bound by the terms of this Warrant as if such transferee were an original holder of this Warrant, and the Holder must deliver to the Company an opinion of counsel of the Holder in form reasonably satisfactory to the Company that the transfer may be properly made under an exemption from registration under the Securities Act and applicable state securities laws. Upon any registration of transfer, the Company shall execute and deliver a new Warrant certificate to the person entitled thereto. In the event the Warrant is transferred, the subsequent holder shall have no greater rights than those afforded the Holder hereunder. Any transfer made in violation of this Section 6 shall be void.

     8. Reservation of Warrant Shares. The Company shall, at all times when this Warrant shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the exercise of this Warrant, such number of its duly authorized shares of capital stock as shall from time to time be sufficient to effect the exercise of this Warrant. Alternatively, the Company shall take all action necessary to cause it to be authorized to issue all necessary shares issuable upon exercise of this Warrant. All shares of capital stock which may be issued in connection with the exercise of this Warrant will, upon issuance by the Company, be validly issued, fully paid and non-assessable.

     9. Mutilated or Missing Warrant Certificate. In case the certificate evidencing this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and in substitution for the certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing the equivalent rights and interests, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant. Applicants for such substitute Warrant certificate shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company may prescribe. The Holder shall pay all taxes and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this
Section 8.

     10. No Rights as a Shareholder. Nothing contained herein shall be construed as conferring upon the Holder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter.

     11. Legend. The Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECURITIES PURCHASE AGREEMENT, A CERTAIN LOCK-UP AGREEMENT AND A CERTAIN REGISTRATION RIGHTS AGREEMENT, ALL OF WHICH ARE DATED NOVEMBER __, 2005 AND ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY."

     12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, addressed to IT & E International Group, Inc., 505 Lomas Sante Fe Drive, Suite 200, Solana Beach, California 92075, Attention: Chief Financial Officer, Facsmile No. (858) 366-0961, with copies to: Foley & Lardner, LLP, 402 W. Broadway, Suite 2300, San Diego, California 92101, Attn: Adam C. Lenain, Facsimile No. (619) 234-3510 (ii) if to the Holder, at the address set forth above, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 11. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 11 shall be deemed given at the time of receipt thereof.

     13. Governing Law. This Warrant shall be construed in accordance with the laws of the State of New York, without regard to principles governing conflicts of law. Any action or proceeding arising out of or relating to this Warrant shall be commenced in a federal or state court having competent jurisdiction in the State of New York, and for the purpose of any such action or proceeding, each of the Company and the Holder and any assignee of the Holder submits to the personal jurisdiction of the State of New York The parties hereby irrevocably consent to the exclusive jurisdiction of any state or federal court for New York County in the State of New York or the Southern District of New York. The parties hereby waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Warrant.

         14. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         15. Amendments; Waivers. The terms and provisions of this Warrant may be amended, modified, waived or altered only in writing signed by the Company and the Holder, and any such amendment effected pursuant to this Section 15 shall be binding upon the successors and assigns of the parties.

         16. Headings. The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

                           [Signature Page to Warrant]

Dated:  November __, 2005


                                  IT & E INTERNATIONAL GROUP


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:



ACKNOWLEDGED AND ACCEPTED:


By:
   -----------------------------------
   Name:
   Title:

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

         FOR VALUE RECEIVED, ___________________ hereby sells, assigns, and transfers unto _____________________________ Warrants to purchase _____________
shares of _______________ of IT & E International Group (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:



                                  Signature:
                                            ------------------------------------

                                     NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:      IT & E International Group
         505 Lomas Santa Fe Drive, Suite 200
         Solana Beach, California 92075



                              ELECTION TO EXERCISE

         The undersigned hereby exercises his or its rights to purchase ______ Warrant Shares covered by the within Warrant certificate and tenders payment herewith in the amount of $_____________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

         ----------------------

         ----------------------

--------------------------------------------------------------------------------
     (Print Name, Address and Social Security or Tax Identification Number)

         The undersigned also hereby represents that the representations and warranties provided by the undersigned in Section 3.2 of the Purchase Agreement are true and correct in all material respects as if made on and as of the date hereof.

                     Signature:
                                ----------------------------